Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252993 on Form S-1 of our report dated March 15, 2021, relating to the financial statements of CarLotz, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Detroit, Michigan

March 19, 2021